EXHIBIT 10.43

Form of Section 409A Amendment to Employment Agreements with Named Executive Officers

        THIS SECTION 409A AMENDMENT dated as of July ____, 2008 to the Employment Agreement dated {__________} by and between {______________} (the "Company") and {_______________} (the "Employee"), {as amended} (the "Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

        WHEREAS, the Company and the Employee entered into the Agreement; and

        WHEREAS, the Company and the Employee desire to amend the Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended, (the "Code");

        NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows.

        1. This Section 409A Amendment shall apply to all or any portion of any payment or benefit payable under the Agreement as a result of termination of the Employee's employment that is not exempted from Section 409A ("409A Severance Compensation").

        2. Notwithstanding anything in the Agreement to the contrary, the following rules shall apply to any 409A Severance Compensation in order to prevent any accelerated or additional tax under Section 409A of the Code:

                (a) If the termination of the Employee's employment does not qualify as a "separation from service" within the meaning of Treasury Regulation Section 1.409A-1(h) from the "Company's Controlled Group," then any 409A Severance Compensation will not commence until a "separation from service" occurs or, if earlier, the earliest other date as is permitted under Section 409A of the Code. For this purpose, the "Company's Controlled Group" means (i) the Company, (ii) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company and (iii) any trade or business (whether or not incorporated) which is under "common control" (as defined in Section 414(c) of the Code) with the Company.

                (b) If at the time of the Employee's separation from service, the Employee is a "specified employee" as defined in Section 409A of the Code, then

        (i) the Company will defer the commencement of any 409A Severance Compensation (without any reduction in such payments or benefits ultimately paid or provided to the Employee) until the date that is six (6) months following the Employee's separation from service or, if earlier, the earliest other date as is permitted under Section 409A (the "409A Deferral Period");

        (ii) immediately following the expiration of the 409A Deferral Period, the Company will make a lump sum payment to the Employee in an amount equal to the

409A Severance Compensation that the Employee would have received during the 409A Deferral Period but for the application of clause (i) above; and

        (iii) any amounts payable to the Employee following the expiration of the 409A Deferral Period shall be paid to the Employee at the same time and in the same manner as set forth in the Agreement.

                (c) Any and all provisions of the Agreement concerning any 409A Severance Compensation to be paid by the Company to the Employee following termination of the Employee's employment that confer discretion on the Company to make the payment either in the form of installments or in a lump sum are hereby amended to eliminate such discretion as to form and, in lieu thereof, to provide solely for payment in installments in accordance with past payroll practices.

        3. Except as otherwise set forth in this Section 409A Amendment, the Agreement is ratified and confirmed in all respects and remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this 409A Amendment to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his hand.

{THE COMPANY} By: _____________________ {Name and title}

Agreed in all respects:

EMPLOYEE:

_____________________
{Employee}

Employee Sidney Kimmel Wes Card Ira Dansky Andrew Cohen John McClain	Date of Signature July 14, 2008 July 14, 2008 July 14, 2008 July 18, 2008 July 18, 2008